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                                                                   Exhibit 10.29

TO:       Vanessa Washington

FROM:     Nelson C. Rising

DATE:     December 12, 2001

SUBJECT:  Memorandum of Understanding regarding Employment

     This Memorandum of Understanding ("Memorandum") sets forth the terms of your employment with Catellus Development Corporation (the "Company") or its subsidiary. This Memorandum supersedes, in their entirety, all previous agreements and understandings concerning your employment.

     Effective upon your execution of this Memorandum, the following provisions shall govern your employment with the Company or a subsidiary:

1. Hire Date; Title; Responsibilities and Duties. Effective December 12, 2001 (your "Hire Date"), you shall be a full-time, regular employee of the Company and you shall report to the Company's offices to serve as an officer of the Company no later than January 14, 2001 (your "Start Date"). Effective as of your Start Date, you shall have the title of Senior Vice President and General Counsel of the Company. You shall be expected to handle such responsibilities and perform such duties as I shall assign.

2. At-Will Employment. You acknowledge and agree that your employment is at-will and that either the Company or you, at any time, with or without cause, may terminate the employment relationship, including all compensation and benefits. However, should your employment terminate, Section 10 below shall apply.

3. Salary. Effective as of your Hire Date, you shall be paid a monthly salary at the rate of Twenty Thousand Eight Hundred and Thirty-Three dollars and Thirty-Four cents ($20,833.34); provided that, any salary payable prior to your Start Date shall be deferred and paid on February 28, 2002. Your salary shall be payable in accordance with the Company's normal payroll practices and subject to all applicable tax withholding requirements. Your salary shall be reviewed in the first quarter of each year starting in 2003 and, if appropriate, it shall be increased retroactive to January 1 of that year. Your salary, as it may be increased from time to time in the sole discretion of the Company, shall be referred to as your "Base Salary."

4. Bonuses. The Company shall pay you a signing bonus of One Hundred and Thirty Thousand Dollars ($130,000), payable within one hundred and twenty days
(120) days after your Start Date.

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
Page 2 of 8

     You shall be eligible to receive an annual maximum cash bonus for each calendar year of employment of up to one hundred percent (100%) of your Base Salary, subject to satisfaction of target performance criteria determined each year by the Company and prorated for actual months of service. The performance criteria may relate to individual goals, Company or division goals, or a combination thereof and shall be established and communicated to you within the first 90 days after the start of each calendar year. Such bonuses shall be paid no later than March 31 of the following year and are subject to all applicable tax withholding requirements. Except as provided in Section 10, no bonus shall be payable if your employment terminates or you resign prior to the close of the calendar year to which such bonus relates.

5. Stock Options. On your Hire Date, the Company shall grant you a non-qualified stock option for 100,000 shares of the Company's Common Stock s in accordance with the Company's "2000 Performance Award Plan". The grant date of such option shall be your Hire Date and the per share exercise price of such option shall be the closing price of the Company's Common Stock on your Hire Date.

6. Benefits. You shall be entitled to receive paid vacation, medical coverage, disability income replacement coverage, and other employee benefits, all to the same extent that the Company provides these benefits to the Company's other senior management employees.

7. Expenses. You shall be entitled to reimbursement for reasonable and properly documented expenses you incur in the conduct of the Company's business, including a health club membership not to exceed $125.00 per month, and a monthly automobile allowance in accordance with the Company's Automobile Allowance Policy as well as payment or reimbursement for cellular phone expenses.

8. Indemnity. The Company shall indemnify you, and the Company shall maintain in full force and effect directors' and officers' liability insurance for you in reasonable amounts from established and reputable insurers. To the same extent, the Company shall pay and advance all expenses, including, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement by you or on your behalf, actually incurred by you in connection with any threatened, pending or completed claim, action, suit or proceeding, formal or informal, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that you were a director, officer, employee or agent of the Company or were serving at the Company's request as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

9. Employee Handbook; Confidential Information. As a condition of employment, you acknowledge that you will review the Company's current Employee Handbook, execute the Handbook's Receipt and Acknowledgment (which is the last page of the Handbook), and return such Receipt and Acknowledgment and a completed W4 form to Jaime Gertmenian.

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
Page 3 of 8

     You agree that during the term of your employment and thereafter for a period of three years, you shall abide by the confidentiality provisions of the current Employee Handbook. You also agree that in connection with your employment with the Company, you may receive confidential or proprietary information from the Company or other employees or agents. You hereby agree, during the term of your employment and after termination hereof, to hold such information confidential, to use such information only for the purpose of the work to be conducted hereunder and for no other purpose or use whatsoever, except as required by law. You agree to take all measures necessary to safeguard such information, to preserve its confidentiality, and to return to the Company, its employees or agents (including, without limitation, any copies, summaries, records and descriptions thereof made by you) upon request of the Company or on the termination of your employment.

10. Termination of Employment. For definitions of capitalized terms used in this Section 10, see Appendix A attached to this Memorandum which is hereby incorporated by reference.

     10.1 Right to Terminate. The Company or you may terminate your employment hereunder at any time by giving the other party prior written notice; provided, that upon your death, your employment hereunder shall terminate automatically. Immediately upon the termination of your employment hereunder for any reason, you shall return promptly to the Company any property (including documents) in your possession which is owned by the Company.

     10.2 Benefits upon Termination.

          (a) Basic Payments upon Termination. If your employment terminates for any reason, the Company shall pay you your unpaid Base Salary for the period through the Date of Termination and your unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your Base Salary in effect at that time). You shall also be entitled to other payments or benefits to the extent provided in the Company's employee benefit plans or arrangements.

          (b) Termination Other than for Cause. If you cease to be an employee of the Company on account of the Company's termination of your employment other than for Cause or you resign your employment with the Company after giving the Company notice of the occurrence of one or more events that constitute Good Reason within a reasonable period (but not more than 90 days after such occurrence) and the Company fails to correct such occurrence within a reasonable time (but not more than 60 days) and your resignation occurs within 10 days after the expiration of that cure period, then in addition to the amounts payable under Section 10.2(a), the Company shall pay you an amount equal to the sum of (i) one (1) year's Base Salary at the rate in effect on the Date of Termination and (ii) one hundred percent (100%) of your targeted annual bonus for the calendar year in which the Date of Termination occurs, prorated for actual months of service during such year. In addition all of your unvested stock options for Company Common Stock shall become fully vested as of the Date of Termination. You shall not

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
Page 4 of 8

be required to mitigate the amount of any payment provided for in this Section 10.2(b) by seeking other employment.

          (c) Termination for Cause; Resignation. If you cease to be an employee for any reason other than as set forth in Section 10.2(b), then the Company shall have no obligation to make any payments to you for periods after the Date of Termination, your unvested stock options shall terminate, and your vested options must be exercised, if at all, within the time periods after the Date of Termination specified in your stock option agreement(s).

     10.3 Change of Control Payments. In the event that a Change of Control occurs while you are employed by the Company pursuant to the terms of this Memorandum, and within 12 months after the occurrence of the Change of Control, your employment by the Company or the Company's successor is terminated by the Company other than for Cause or you resign for one or more events that constitute Good Reason, then you shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to you pursuant to Section 10.2(b) hereof, the benefits provided below:

          (a) the Company shall pay to you (A) your Base Salary, when due, through the Date of Termination at the rate in effect at the time the applicable Notice of Termination is given, (B) the unpaid portion, if any, of any annual bonus which has been earned by you but which has not been paid as of the Date of Termination, and (C) all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and (D) any unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your rate of Base Salary in effect at the time the applicable Notice of Termination is given); and

          (b) all stock options or other equity awards held by you with respect to the Company's Common Stock shall become fully vested; and

          (c) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay you an amount equal to the sum of (i) one (1) year's Base Salary at the rate in effect on the Date of Termination and (ii) one hundred percent (100%) of your targeted annual bonus for the calendar year in which the Date of Termination occurs, prorated for actual months of service during such year..

11. Severability. In case any one or more provisions of this Memorandum shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be in any way be affected or impaired.

12. Arbitration. To the fullest extent allowed by law, any controversy, claim or dispute between you and the Company and/or any of its affiliated organizations, owners, directors, officers, employees, volunteers or agents, relating to or arising out of your employment or the cessation of that employment will be submitted to final and binding arbitration in the county in which you worked for determination in accordance with the American Arbitration Association's

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
Page 5 of 8

("AAA") National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. The arbitrator shall issue a written decision, and shall have full authority to award all remedies which would be available in court. The Company shall pay the arbitrator's fees and any AAA administrative expenses. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, and any other statutes or laws relating to an employee's relationship with his/her employer. However, claims for workers' compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by you to the appropriate court or government agency. By agreeing to this binding arbitration provision, both you and the Company give up all rights to trial by jury. This arbitration agreement is to be construed as broadly as is permissible under applicable law.

13. Amendments. No amendments to this Memorandum may be made except by writing signed by you and the Company.

14. Governing Law. This Memorandum shall be governed by the internal laws of the State of California.

CATELLUS DEVELOPMENT CORPORATION


By   /s/ Nelson C. Rising
     --------------------------------
     Nelson C. Rising
     Chairman of the Board and
     Chief Executive Officer


                                                ACCEPTED AND AGREED:


                                                /s/ Vanessa Washington
                                                --------------------------------
                                                Vanessa Washington

                                                Date signed: April 2, 2002
                                                             -------

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
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                                   Appendix A

                                   Definitions

     For purposes of this Memorandum, the following definitions are set forth below:

          (i) "Cause" means that the Company provides you with a Notice of Termination for either of the following reasons: (a) the willful and continued failure by you substantially to perform your material duties (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance of such duties is delivered to you by the Board of Directors, which demand identifies the manner in which the Board of Directors believes that you have not substantially performed your duties and you have been given a reasonable period of time (but in no event more than 60 days) to correct your deficient performance; or (b) your engaging in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board of Directors, such misconduct substantially impairs your ability to perform your duties with the Company. For purposes of clause (a) of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you without reasonable belief that your action or omission was in the best interest of the Company.

          (ii) A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

               (a) the acquisition or holding of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), but excluding for this purpose any such acquisition (or holding) by (i) the Company or any corporation controlled by the Company;
(ii) any employee benefit plan (or related trust) of the Company or any corporation controlled by the Company; (iii) any acquisition or ownership by an Acquiror of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock or voting securities by the Company which, by reducing the number of shares of the Company's common stock or voting securities outstanding, increases the proportionate number of shares beneficially owned by such Acquiror to 25% or more of the Outstanding Company Voting Securities; provided, however, that if an Acquiror shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock or voting securities of the Company, then such acquisition shall constitute a Change of Control; or (iv) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
Page 7 of 8

combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then Outstanding Company Voting Securities;

                (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                (c) consummation by the Company of (1) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (2) a complete liquidation or dissolution of the Company, or
(3) the sale or other disposition of all or substantially all of the assets of the Company.

          (iii) "Date of Termination" means the effective date specified in the Notice of Termination as of which your employment terminates or, in the event of termination of employment other than for Cause, the date as of which your employment is to terminate pursuant to the provisions of Section 10.1 of this Memorandum.

          (iv) "Disability" means that (i) you have a physical or mental condition that renders you incapable, after reasonable accommodation, of performing your duties; (ii) such condition is reasonably determined by the Chief Executive Officer to be of a long-term nature; and (iii) you are eligible for income replacement benefits under the Company's long-term disability plan during such period of disability.

          (v) "Notice of Termination" means a notice of a proposed termination by the Company with a written explanation to you of the grounds for such proposed termination.

          (vi) "Good Reason" exists if, without your express written consent, any of the following occurs:

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Vanessa Washington
Memorandum of Understanding Regarding Employment
December 12, 2001
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                (A) the Company reduces your Base Salary as in effect from time to time; or

                (B) an assigning of duties to you that are a reduction in any substantial respect from your position, authority, or responsibilities as of September 30, 2000; or

                (C) the Company's failure to fulfill the Company's obligations under this Memorandum; or

                (D) the Company's intentional failure, without your consent, to pay to you any portion of your Base Salary, earned bonus, or other current compensation (if any), or to pay to you any portion of any installment of deferred compensation under any deferred compensation program within ten business days of the date such compensation is due or to issue shares of the Company's Common Stock in accordance with the terms of stock options granted to you upon valid exercise thereof; or

                (E) a relocation of your current place of employment or requirement for you to be based anywhere other than the City of San Francisco; or

                (F) the Company does not allow you to devote reasonable time to activities other than those required under this Memorandum, including supervision of personal investments and activities involving professional, charitable, educational, political, religious and similar types of organizations, speaking engagements, memberships of boards of directors of other organizations and similar activities, provided that you shall not serve on the board of directors of any other business or hold any other position with any business without the consent of the Chief Executive Officer; or

                (G) the failure of any successor entity in a Change of Control to continue this Memorandum in effect and assume the Company's obligations and responsibilities hereunder.